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                                                                    Exhibit 21.1

                                                        STATE OR COUNTRY
                                                      OF INCORPORATION OR
SUBSIDIARIES                                              ORGANIZATION
------------                                          -------------------
Callaway Golf Interactive, Inc.                       Texas
Callaway Golf Sales Company                           California
CGV, Inc.                                             California
All-American Golf LLC                                 California
Callaway Golf Canada Ltd.                             Canada
Callaway Golf Europe Ltd.                             United Kingdom
Callaway Golf (Germany) GmbH                          Germany
Callaway Golf K.K.                                    Japan
Callaway Golf Korea Ltd.                              Korea
Callaway Golf Ltd. & Co. KG                           Germany
Callaway Golf South Pacific Pty Ltd.                  Australia
The Top-Flite Golf Company                            Delaware